Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined in the Definitive Proxy Statement Relating to Merger or Acquisition (the “Proxy”) filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020. Unless the context otherwise requires, the “Company” refers to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its subsidiaries after the Closing, “DiamondPeak” refers DiamondPeak Holdings Corp. prior to the Closing, and “Lordstown” refers to Lordstown EV Corp. (f/k/a Lordstown Motors Corp.) prior to the Closing.

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

DiamondPeak was a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. DiamondPeak was incorporated in Delaware on November 13, 2018, as DiamondPeak Holdings Corp. On March 4, 2019, DiamondPeak consummated its Initial Public Offering. Upon the closing of the Initial Public Offering, of 25,000,000 of its units, DiamondPeak generated gross proceeds of $250,000,000 that were placed in a Trust Account and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. On March 4, 2019, simultaneously with the consummation of the Initial Public Offering, DiamondPeak completed the private sale of 4,666,667 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per warrant to the Sponsor, and certain funds and accounts managed by subsidiaries our anchor investor generating gross proceeds of $7,000,000. On March 18, 2019, DiamondPeak sold an additional 3,000,000 units at $10.00 per unit and sold an additional 400,000 private placement warrants at $1.50 per private placement warrant, generating total gross proceeds of $30,600,000. Following such closing, an additional $30,000,000 of net proceeds ($10.00 per Unit) was deposited in the Trust Account, resulting in $280,000,000 ($10.00 per Unit) in aggregate deposited into the trust account. DiamondPeak had 24 months from the closing of the IPO (by March 4, 2021) to complete an initial business combination.

Lordstown is an automotive start-up founded April 30, 2019 in Lordstown, Ohio for the purpose of developing the first electric full-size pickup truck and becoming an original equipment manufacturer (OEM) of electrically powered pick-up trucks and vehicles for fleet customers in pursuit of accelerating the sustainable future and set new standards in industry. Lordstown is currently in its initial design and testing phase and has yet to bring a completed product to market.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the historical balance sheet of DiamondPeak and the historical balance sheet of Lordstown on a pro forma basis as if the Business Combination and related Transactions, summarized below, had been consummated on June 30, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and condensed combined statement of operations for the six months ended June 30, 2020, combine the historical statements of operations of DiamondPeak and Lordstown for such periods on a pro forma basis as if the Business Combination and related Transactions, summarized below, had been consummated on April 30, 2019, the beginning of the earliest period presented. The related Transactions that are given pro forma effect include:

•	the reverse recapitalization between Merger Sub and Lordstown;

•	the net proceeds from the issuance of Class A common stock in the PIPE investment; and

•	the issuance and conversion of Convertible Promissory Notes into Class A common stock.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	The unaudited and audited financial statements of DiamondPeak as of and for the six months ended June 30, 2020, and for the year ended December 31, 2019, which are incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached;

•	The unaudited and audited financial statements of Lordstown as of and for the six months ended June 30, 2020, and for the period ended December 31, 2019, which are incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached;

•	Other information relating to DiamondPeak and Lordstown contained in the Proxy Statement, including the sections titled “DiamondPeak Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Lordstown Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference into the Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached.

Pursuant to DiamondPeak’s Charter, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of DiamondPeak Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy). The unaudited condensed combined pro forma financial statements reflect actual redemption of 970 shares of the Company’s Common Stock at $10.14 per share.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Lordstown issuing stock for the net assets of DiamondPeak, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Lordstown.

Lordstown has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Lordstown has the largest single voting interest block in the post-combination company;

•	Lordstown had the ability to nominate the majority of the members of the board of directors following the closing;

•	Lordstown holds executive management roles for the post-combination company and is responsible for the day-to-day operations;

•	The post-combination company assumed Lordstown’s name; and

•	The intended strategy of the post-combination entity will continue Lordstown’s current strategy of being a leader in electric vehicle design.

Description of the Business Combination

The aggregate consideration for the Business Combination will be $788.7 million, payable in the form of shares of the Company’s common stock.

The following summarizes the consideration:

Total shares transferred, inclusive of rollover options	78,867,815
Value per share[1]	10.00
Total Share Consideration[2]	$788,678,150

1 Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of consummation of the Transaction was $20.45. As the Transaction was accounted for as a reverse recapitalization, the value per share is disclosed for information purposes only in order to indicate the fair value of shares transferred.

2 Total Share Consideration based on the Merger Agreement includes the base purchase price amount of $783.4 million as well as the aggregate exercise price of the Lordstown Options that have vested or will vest by January 1, 2021 of $5.3 million. This amount does not include rollover options scheduled to vest subsequent to January 1, 2021.

2

The following summarizes the pro forma common stock shares outstanding at June 30, 2020 (in thousands):*

	Shares Outstanding	%
Lordstown Shareholders	75,918	46.1%
Convertible Promissory Notes	4,032	2.4%
Total Lordstown Merger Shares	79,950	48.5%
DiamondPeak Public Shares	27,999	17.0%
DiamondPeak Founder Shares	7,000	4.2%
Total DiamondPeak Shares	34,999	21.2%
GM PIPE	7,500	4.5%
PIPE	42,500	25.8%
Total PIPE	50,000	30.3%
Pro Forma Common Stock	164,949	100.0%

* Amounts and percentages exclude all Lordstown Options (including Lordstown Vested Options) as they will not be outstanding common stock at the time of closing

The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and combined statement of operations for the period ended December 31, 2019 are based on the historical financial statements of DiamondPeak and Lordstown. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

(in thousands)

	As of June 30,2020				As of June 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$455	$857	$20,045	A	$714,298
			284,325	B	-
			425,000	C	-
			(2,000)	D	-
			(48,040)	E	-
			38,406	F
			(4,750)	G
Accounts receivable	13				13
Prepaid expenses and other current assets	91	84	4,750	G	4,925
Total current assets	559	941	717,736		719,236
Non-current assets:
Cash and investments held in Trust Account		284,335	(10)	H	-
			(284,325)	B
Property, plant and equipment	21,741	-	24,746	A	46,487
Intangible assets	11,111	-	-		11,111
Restricted cash	130				130
Total non-current assets	32,982	284,335	(259,589)		57,728
TOTAL ASSETS	33,541	285,276	458,147		776,964

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	5,616	25			5,641
Due to related party	5,938		(5,938)	A	-
Related party notes payable	24,271		(24,271)	A	-
Accrued and other current liabilities	255	405	(405)	E	255
			319	I
			(319)	J
Income taxes payable		143			143
Total current liabilities	36,080	573	(30,614)		6,039
Non-current liabilities:
Notes Payable	1,015				1,015
Convertible promissory notes			40,000	F	-
			(40,000)	J
Deferred underwriting commissions		9,800	(9,800)	D	-
Total non-current liabilities	1,015	9,800	(9,800)		1,015
Total liabilities	37,095	10,373	(40,414)		7,054

Commitment and Contingencies
Temporary equity:
Class A Common stock subject to possible redemption		269,903	(10)	H	-
			(269,893)	K
Stockholders' equity (deficit):
Preferred stock	-	-			-
Class A Common stock	-	-	4	C	16
			3	K
			8	L
			1	M
Class B Common stock	-	1	(1)	M
Additional paid-in capital	26,658	1,794	75,000	A	824,232
			424,996	C
			7,800	D
			(36,507)	E
			40,319	J
			269,890	K
			(8)	L
			3,205	N
			11,085	O
Retained earnings (deficit)	(30,212)	3,205	(11,128)	E	(54,338)
			(1,594)	F
			(319)	I
			(3,205)	N
			(11,085)	O
Total stockholders’ equity (deficit)	(3,554)	5,000	768,464		769,910
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' DEFICIT	33,541	285,276	458,147		776,964

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2020					For the Six Months Ended June 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue:
Revenue	$-	$-		$-		$-
Operating costs and expenses:
Selling, administrative and other	8,677	647		(60)	AA	9,264
Research and development	13,254	-		-		13,254
Total operating costs and expenses	21,931	647		(60)		22,518
Gain on sale of assets	2,346					2,346
Loss from operations	(19,585)	(647)		60		(20,172)
Other income (expense):
Other income (expense)	126					126
Interest expense	(362)			362	BB	-
Other income - Interest income on Trust Account		1,033		(1,033)	CC	-
Total other income (expense)	(236)	1,033		(671)		126
Net income (loss) before income tax provision	(19,821)	386		(611)		(20,046)
Income tax provision	-	196		(196)	DD	-
Net income (loss)	(19,821)	190		(415)		(20,046)

Weighted Common shares outstanding - Class A		28,000,000				164,948,923

Basic and diluted net income (loss) per share - Class A		$0.03	$			$(0.12)

Weighted Common shares outstanding - Class B		7,000,000				-

Basic and diluted net income (loss) per share - Class B		$(0.08)	$			$-

5

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019				For the Year ended December 31, 2019
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Revenue	$-	$-	$-		$-
Operating costs and expenses:
General and administrative	4,526	619	(100)	AA	5,045
Research and development	5,865	-	-		5,865
Total operating costs and expenses	10,391	619	(100)		10,910
Loss from operations	(10,391)	(619)	100		(10,910)
Other income (expense):
Interest expense	-		-		-
Other income - Interest income on Trust Account		4,548	(4,548)	CC	-
Total other income (expense)	-	4,548	(4,548)		-
Net income (loss) before income tax provision	(10,391)	3,929	(4,448)		(10,910)
Income tax provision	-	913	(913)	DD	-
Net income (loss)	(10,391)	3,016	(3,535)		(10,910)

Weighted Common shares outstanding - Class A		27,860,927			164,948,923

Basic and diluted net income (loss) per share - Class A		$0.12			$(0.07)

Weighted Common shares outstanding - Class B		7,000,000			-

Basic and diluted net loss per share - Class B		$(0.06)			$-

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Lordstown issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Lordstown.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Business Combination occurred on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on April 30, 2019. These periods are presented on the basis of Lordstown as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	DiamondPeak’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the period ended June 30, 2020, incorporated by reference; and

•	Lordstown’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the period ended June 30, 2020, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	DiamondPeak’s unaudited condensed statement of operations for the six months ended June 30, 2020 and the related notes, incorporated by reference; and

•	Lordstown’s unaudited condensed statement of operations for the six months ended June 30, 2020 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	DiamondPeak’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, incorporated by reference; and

•	Lordstown’s audited statement of operations for the period from April 30, 2019 to December 31, 2019 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of DiamondPeak and Lordstown.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Lordstown and the Company have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the business combination occurred on April 30, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(A)	Represents proceeds and payment-in-kind contributions from the private placement offering with GM for 7.5 million shares of common stock. In exchange for the equity value of $75.0 million, GM will provide permits required to operate the Lordstown plant, with a value of approximately $24.7 million, as well as settlement of the $20.8 million note payable from Lordstown and related accrued interest, the $5.9 million owed to GM for reimbursable operating expenses, and the outstanding $3.5 million drawn upon the existing credit facility with GM. The remainder of the contribution will be in cash upon closing.

(B)	Reflects the reclassification of $284.3 million of marketable securities held in the DiamondPeak’s Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C)	Represents the net proceeds from the private placement of 42.5 million shares of common stock at $10.00 per share pursuant to the PIPE Financing.

(D)	Reflects the settlement of deferred underwriters’ fees. The Company and the underwriters’ agreed to reduce the deferred underwriters’ fee to $2.0 million, which was paid at the closing.

(E)	Represents transaction costs of $48.0 million, in addition to the deferred underwriting fees noted above, anticipated in consummating the Business Combination. Of this amount shown, approximately $0.4 million of the amount was incurred or accrued for on the balance sheet as of June 30, 2020 and is reflected as a reduction against accrued and other current liabilities. Approximately $36.5 million of the amount relates to equity issuance, and is reflected as a reduction against proceeds in proceeds in additional paid-in capital. The remaining amount of $11.1 million is reflected within retained earnings.

(F)	Represents the gross issuance of $40.0 million of Convertible Promissory Notes, which include proceeds received of $38.4 million and $1.6 million of offering expenses recorded to retained earnings.

(G)	Represents an upfront royalty payment to Workhorse Group in the amount of $4.8 million which was contingent upon the closing of the Merger and its related financing. The $4.8 million adjustment considers the future economic benefit of this payment through reduction of future royalties paid to Workhorse Group on completed sales.

(H)	Represents the actual redemption of 970 shares of the Company’s Common Stock at $10.14 per share.

(I)	Represents the accrual of interest on Lordstown’s Convertible Promissory Notes through the date of the Business Combination.

(J)	Represents the conversion of Lordstown’s Convertible Promissory Notes upon the Business Combination being triggered, causing a conversion of the outstanding principal amount and any unpaid accrued interest into equity common stock securities. The Convertible Promissory Notes were issued in August 2020 and converted at the closing.

(K)	Reflects the reclassification of approximately $269.9 million of Class A common stock subject to possible redemption to permanent equity.

(L)	Represents recapitalization of Lordstown equity and issuance of 75.9 million of the Company’s Class A common stock to Lordstown Stockholders as consideration for the reverse recapitalization.

(M)	Reflects the conversion of DiamondPeak’s Class B common stock held by DiamondPeak’s founders to Class A common stock. In connection with the Closing, all shares of Class B common stock were converted into shares of Class A common stock.

(N)	Reflects the reclassification of DiamondPeak’s historical retained earnings.

(O)	Reflects the warrants issued to BGL in satisfaction of services provided in conjunction with the Business Combination for $11.1 million. The value of these warrants is estimated using the market value of the warrants represented by the publicly traded price of DiamondPeak’s existing warrants (with which the terms for these BGL warrants are consistent) as of October 23, 2020.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Reflects elimination of administrative expenses incurred by DiamondPeak associated with a management and administrative agreement that terminated in conjunction with the Business Combination

(BB)	Reflects the elimination of historic interest expense on the related party notes payable.

(CC)	Reflects elimination of investment income on the trust account.

(DD)	Reflects elimination of income tax expense as a result of the elimination of income statement adjustments.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 30, 2019. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entirety of all periods presented.

(in thousands, except per share data)	For the Six Months Ended June 30, 2020	For the Year ended December 31, 2019
Pro forma net loss	(20,046)	(10,910)

Weighted average shares outstanding of Class A common stock	164,948,923	164,948,923

Net loss per share (Basic and Diluted) attributable to Class A common stockholders (1)	$(0.12)	$(0.07)

(1) As the Company had a net loss on a pro forma combined basis, the BGL Warrants, rollover options, and outstanding warrants sold in the IPO and private placement had no impact to diluted net loss per share as they are considered anti-dilutive